                                                                      Exhibit 23

                (Letterhead of Warady & Davis LLP Appears Here)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We have issued our report dated June 13, 1995 accompanying the Statement of Revenue and Certain Expenses of SIDCOR FINLEY ASSOCIATES for the year ended December 31, 1994 included in the Trust's Current Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of
Federal Realty Investment Trust, Form S-3 (File No. 33-       as filed on
September 6, 1995), Form S-3 (File No. 33-51029, effective December 31, 1993), Form S-3 (File No. 33-5956, effective March 10, 1993), Form S-8 (File No. 33-55111, effective August 17, 1994), and Form S-8 (File No. 33-60252, effective March 30, 1993).



 Warady & Davis LLP

 September 21, 1995

                                                         /s/ Warady & Davis LLP

                                       11